Exhibit 10.16

Date  29/9    2000

DOLBY LABORATORIES INC

Wootton Bassett Wiltshire SN4 8QJ

THE WATTS FUNDED UNAPPROVED RETIREMENT

BENEFITS SCHEME (“the Scheme”)

ANNOUNCEMENT TO MR D. K. WATTS

1. INTRODUCTION

We hereby invite you to become a Member of the above Scheme on the terms and conditions outlined in the Trust Deed and Rules governing the Scheme and in this Announcement. This Announcement is only a guide to your benefits in the Scheme and it will always be overridden by the Trust Deed and Rules if there is any difference between the two.

The Scheme is established under the Trust.

The trustees of the Scheme are yourself and your Wife Christine Margaret Watts (“the Trustees”).

You are not required to make contributions to the Scheme. The basis of Dolby Laboratories Inc’s contributions to provide you with benefits under the Scheme is explained in point 3 below. The legal costs and expenses of establishing the scheme are also paid by Dolby Laboratories Inc (“the Employer”). The Scheme is not contracted-out of the state earnings related pension scheme.

Your Normal Retirement Date under the Scheme is age 65.

2. BENEFITS

Benefits on Retirement

The value of your benefits under the Scheme are represented by a “Member’s Credit” (as defined in the Trust Deed) representing the contributions made to the Scheme on your behalf by the Employer together with the investment return thereon (together with any contributions made by you personally, although under current legislation such personal contributions do not attract tax relief). At your Normal Retirement Date (as defined in this Trust Deed) the Trustees will realise your Member’s Credit and use it in full to provide benefits for you. Alternatively you may request that all or part of your Member’s Credit is applied to provide you with benefits at a later date or dates. The Trustees will discuss the precise nature of these benefits with you near to the time your benefits are to be taken. The benefits can take the form of a lump sum, a life policy assigned to you or an annuity paid to you in retirement.

The Trustees will also be pleased to discuss with you the possibility of you drawing your benefits under the Scheme earlier than on retiring before your Normal Retirement Date (but not before your 50th birthday except in the event of Incapacity) or after Normal Retirement Date.

Benefits on death

In the event of your death prior to you receiving your benefits the Trustees will realise your Member’s Credit and use the proceeds thereof to provide benefits for your family, dependants or persons indicated by you as possible recipients. (In this connection you should complete and return the expression of wishes form forming part of this Application for Membership). In the provision of such benefits the Trustees will have regard to your wishes but will not be bound by them.

Benefits on leaving employment with the Employer

No benefits are payable whilst you remain employed by the Employer and below Normal Retirement Date. In the event of your leaving employment with the Employer before Normal Retirement Date the Trustees will use your Member’s Credit to provide benefits for you payable at Normal Retirement Date or earlier (but not earlier than your 50th birthday except in the case of Incapacity) or after Normal Retirement Date if permitted by pension legislation. The Trustees will discuss the nature of these benefits with you. If your Member’s Credit comprises in whole or part a policy of assurance, in some circumstances the Trustees may assign that policy to you in satisfaction of your vested right to it.

This Scheme meets the UK legislative requirements relating to the preservation of the benefit rights for members who leave service before Normal Retirement Date.

Transfers

As a result of statutory requirements there are restrictions on the extent to which you can transfer benefits into the Scheme from other pension schemes. Similarly there are restrictions on your ability to transfer scheme benefits out to other schemes.

3. EMPLOYER CONTRIBUTIONS

The amount of contributions payable by the Employer to the Scheme will be decided from time to time by the Employer at its sole discretion. Without in any way binding itself to do so, the Employer presently envisages that, in addition to a sum of £5 to establish the Scheme, it may pay contributions in the amounts set out in the attached schedule and subject to the terms of the schedule.

Contributions are on a money purchase basis. That is to say, the Employer does not promise or guarantee the level of benefits under the Scheme. The level of benefits depends entirely on the value of the funds built up in the Scheme on your behalf.

4 GENERALLY

The Trustees reserve the right at any time to amend the Scheme (with the agreement of the Employer). The Employer also reserves the right to terminate the Scheme. If the Scheme is terminated the Trustees will use the assets of the Scheme to provide benefits in the way set out in the Trust Deed.

The undernoted address is where you should write with enquiries about the Scheme generally or about your entitlement to benefits:

Dolby Laboratories Inc

Wootton Bassett

Wiltshire SN4 8QJ

For and on behalf of

Dolby Laboratories Inc

/S/ J.B. NOTTAGE	J.B. NOTTAGE

26/09/00

D. K. WATTS

SCHEDULE TO ANNOUNCEMENT

CONTRIBUTIONS

(1) The purpose of this schedule is to inform you of the contributions the Employer may at its sole discretion and from time to time decide to pay and to explain the rationale and calculations which, underlie them.

(2) The contributions are calculated using certain actuarial assumptions so as to generate a fund at which at age 65 is estimated to be sufficient to produce a pension equivalent to a percentage of the average of your assumed final three years’ salary. However, the Employer gives no promise or warranty as to the amount of benefits which may result form any contributions or the investment return thereon.

(3) At any time prior to 14 days before the end of each relevant Scheme Year, you may express the wish that all or part of the Employer’s contribution which may otherwise be payable to the Scheme shall instead be paid to one or more Personal Pension Schemes established by yourself. For these purposes, a Personal Pension Scheme means a Personal Pension Scheme approved or provisionally approved under Chapter IV of Part XIV of the 1988 Taxes Act.

(4) To the extent that the Employer makes contributions to the Scheme (as distinct from a Personal Pension Scheme) the Employer will enter into grossing arrangements with the UK Inland Revenue in respect of these sums, and only the net amount shown below will be paid to the Scheme. The Employer will pay the difference between the net and the gross amount to the UK Inland Revenue in respect of your Schedule E tax liability on the contribution. The tax payment (but not the contribution itself) will be subject to National Insurance contributions which will be paid by the Employer.

(5) A contribution may be paid for a Scheme Year (being a period of 12 months ending on each 30 September) only if you are contracted to work for the Employer for at least 1000 hours during the Scheme Year, and remain so contracted on the last day of the Scheme Year. A l/12th pro rata contribution may also be paid by the Employer, to the nearest complete calendar month of such service, in the Scheme Year in which you die or suffer a Disability provided that the Scheme Year in question precedes the Scheme Year in which you attain the age of 65 years. “Disability” for these purposes means a medically determinable physical or mental impairment which can be expected to result in death or to be of long and indefinite duration and which keeps you from engaging in any substantial gainful employment. The determination of any Disability for the above purposes shall be made by a medical practitioner chosen by the Employer.

(6) The gross and net amounts of the contributions are as set out below. This assumes that the entire contribution is directed to the Scheme (as distinct from a

Personal Pension scheme) and that your marginal rate of tax is 40% at the time the contribution is made:

Payable: at Employer’s discretion	Gross	Taxation	Net
On Sept 30 2000 and on each Sept 30 thereafter	£16,070	£6,428	£9,642

(7) The gross amount of the contribution will not be adjusted as a consequence of any changes in the rate of taxation or National Insurance Contributions. Accordingly if, for instance, the rate of taxation increases, the net payment to the Scheme will be reduced.

Rationale behind contributions

Contributions have been calculated so as to generate a fund estimated to be sufficient to produce a pension related to salary and length of service at age 65.

Specifically, the fund is estimated to be sufficient to produce a pension of 2% of the average of the projected final three years’ salary for each year of service, subject to a maximum of 30 years. Note that for the purposes of these calculations, the effect of taxation (ie; Schedule E tax as deducted from the gross contribution, tax payable on salary, and tax levied on the investment return of the fund) has been ignored. Furthermore, as noted above the level of benefits arising from contributions and the investment return is not guaranteed in any way. Nor is the Employer under any legal obligation to pay the contributions.

There are three actuarial assumptions used in the calculations:

(a)	That for the purposes of projecting future salaries, an annual increase of 5% per annum is used;

(b)	That for the purposes of projecting fund accumulation and determining present values of future funds, an investment return of 8% per annum is used;

(c)	That for the purposes of determining fund sizes necessary to finance future pensions an annuity rate of 9.81413 is used. This is based on a 50% Joint and Survivor rate taken from the United States 1983 Group Annuity Mortality Table, assuming your spouse is three years younger than yourself.

Your pension arrangements with the Company relate to two basic components: that relating to your Service with the Company up to September 1999 (“Past Service Component”) and that related to your future service with the Company until the end of the scheme year immediately preceding your 65th birthday (“Future Service Component”). The first contribution to the Scheme in relation to your Future Service Component shall be paid on 30 September 2000.

The Past Service Component can be expressed as the present value at September 30th 1999. of a fund which at age 65 is estimated to be sufficient to provide a pension equivalent to 2% for each year of service completed at October 1st 1999, based on your salary as at June 30th 1995. The Past Service Component will be provided under the Employer’s US Plan known as the Dolby Laboratories, Inc. Senior Executive Supplemental Retirement Plan.

The Future Service Component can be expressed as a contribution which if paid annually in arrears is estimated to be sufficient to generate a fund which, with the inclusion of the Past Service Component, is estimated to be sufficient to provide a pension equivalent to 2% for each year of service completed at the September 30th immediately preceding your 65th birthday, based on the average of the preceding three years’ salary at that date. This component will be paid by way of annual contribution(s) at the end of the Scheme year to which they relate. To extent that the payment date(s) are either later or earlier than this date, the contribution will be adjusted at a rate determined by the Employer.

The attached schedule shows in detail how your contributions are calculated, based on the current marginal income tax rate of 40%. As explained above, the amount of subsequent contributions will be affected by any future changes in tax rate.

[SCHEDULE OF CONTRIBUTIONS CALCULATIONS]

DATED SEPTEMBER 29TH, 2000

(1) DOLBY LABORATORIES INC

-and-

(2) DAVID KENNETH WATTS

CHRISTINE MARGARET WATTS

DEFINITIVE TRUST DEED and RULES

relating to THE WATTS FUNDED UNAPPROVED

RETIREMENT BENEFITS SCHEME

Wedlake Bell

16 Bedford Street

Covent Garden

London WC2E9HF

DX: 40009 Covent Garden

Tel: 020 7395 3000

Fax: 020 7395 3000

Ref: PF/59168//WB1-43758

INDEX TO TRUST DEED

No.	Clause	Page
	Parties	1
	Recitals	1
1	Definitions	1
2	Establishment and Trust Declaration	2
3	Purposes	2
4	Contributions	2
5	Conversion	2
6	Investment	2
7	Proceedings of the Trustees	4
8	General powers of the Trustees	6
9	Provisions relating to Trustees	7
10	Accounts	9
11	Administration expenses	9
12	Alterations	10
13	Change of Principal Employer	10
14	Closure - Events and Effect	11
15	Closure - Priority	12
16	Contract of Employment	12
17	Disputes	13
18	Perpetuity	13
19	Employers’ Powers	13
20	Governing Law	13
21	Status of Scheme	13

THIS TRUST DEED is made the 29th day of September 2000

BETWEEN:

1.	DOLBY LABORATORIES INC. incorporated in the State of California and whose United Kingdom branch is at Wootton Bassett Wiltshire SN4 8QJ (hereinafter called “the Principal Employer”) and

2.	DAVID KENNETH WATTS and CHRISTINE MARGARET WATTS both of Meadowside, Kingsway View, Corston, Wiltshire SN16 OHG (hereinafter together called “the Trustees” which expression shall mean and include the trustee or trustees for the tune being hereof)

WHEREAS:

(1) The Principal Employer desires to establish an occupational pension scheme to be known as The Watts Funded Unapproved Retirement Benefits Scheme (hereinafter called “the Scheme”) and to invite the said DAVID KENNETH WATTS (hereinafter called “the Executive”) to become a Member of the Scheme

(2) The Trustees above named are the present trustees of the Scheme

NOW THIS DEED WITNESSES as follows:

1. DEFINITIONS:

(1) The following words and expressions shall where the context admits have the following respective meanings both in this Deed and in the Rules:

“the Trust Deed”	means this Deed

“the Rules”	means the rules annexed hereto and any amendments variations and additions thereto

“Trust Deeds”	means this Deed and any subsequent Deeds expressed to be supplemental to the Trust Deed

“the Trust Fund”	the sum of £5 (FIVE POUNDS) paid on the date hereof and such further monies and real and personal property of whatsoever nature and wheresoever situate as are for the time being held for the purposes of the Scheme and the investments and income for the time being representing the same including without prejudice to the generality of the foregoing all contributions and other sums arising under the provisions of Clause 4 below

(2) Subject as aforesaid words and expressions in this Deed shall where the context admits have the meanings respectively ascribed to them in the Rules and the provisions as to interpretation contained in the Rules shall apply to the provisions of this Deed as well as to the provisions of the Rules

2. ESTABLISHMENT AND DECLARATION OF TRUST

The Scheme is hereby established from the date hereof AND the Trust Fund shall be held by the Trustees upon irrevocable trusts for the purposes and in accordance with the provisions hereinafter set out and the Principal Employer hereby covenants with the Trustees to observe and perform the provisions of the Trust Deeds and the Rules

3. PURPOSES

The sole purpose of the Scheme shall be the provision of Relevant Benefits in relation to the Executive’s membership of the Scheme

4. CONTRIBUTIONS

(1) The Principal Employer shall pay such contributions to the Scheme as are specified in Rule 3 of the Rules

(2) The Executive may pay such contributions (if any) to the Scheme as may be agreed between the Executive and the Trustees from time to time

5. CONVERSION

The Trustees may in their absolute discretion either sell or otherwise realise or may retain in their unrealised form any assets or investments forming part of the Trust Fund without being liable for loss

6. INVESTMENT

(1) The Trustees may invest any monies forming part of the Trust Fund and not immediately required for the objects of the Scheme in their sole names or under their sole control or jointly with any other person or persons in the purchase or on the security of any real or personal property whatsoever and whether situate in the United Kingdom or abroad whether or not producing income or involving liability or being wasting assets and whether or not authorised by law for the investment of trust monies OR on such personal credit with or without security or interest AS the Trustees shall in their absolute discretion think fit without being liable for loss to the intent that the Trustees shall have the same full and unrestricted powers of making and changing investments in all respects as if they were absolute owners beneficially entitled and in particular and without prejudice to the generality of the foregoing they may:

(a)	Invest in or upon the security of stocks shares debentures and debenture stock bearer securities and warrants to subscribe for any one or more of the foregoing (including without prejudice to the generality of the foregoing, shares stock debenture stock bearer securities of the Principal Employer and warrants to subscribe for any one or more of the same)

(b)	Invest monies on the personal credit of any person (excluding Members of the Scheme and any other individuals having a contingent interest under the Scheme) or body (including the Principal Employer), with or without security

(c)	Place monies on deposit or current account with any local authority bank corporation or finance company or with the Principal Employer at such reasonable commercial rate of interest and on such terms as the Trustees in their absolute discretion think fit

(d)	Underwrite sub-underwrite or guarantee the subscription of any stocks shares debentures or debenture stock or other investments

(e)	Purchase deferred or immediate annuities with any Insurance Company or to participate in any scheme of deposit administration

(f)	Invest monies in currencies traded options, share warrants, financial futures, commodities or commodity futures of whatever nature

(g)	Invest any monies in exempt funds managed funds mutual funds or unit trusts

(2) Any real property acquired by the Trustees shall so far as the lex situs allows and unless the Trustees otherwise decide be held upon trust for sale with power at their absolute discretion to postpone sale without being liable for loss

(3) DELEGATED INVESTMENT

Without prejudice to the generality of the power of delegation conferred by Clause 8(5) below the Trustees may, with the prior written consent of the Principal Employer whilst the Executive is in Service, delegate to any bank merchant bank stockbroker or firm of stockbrokers or other financial and investment advisers or managers on such terms and conditions, with the prior written consent of the Principal Employer whilst the Executive is in Service, as they shall in their absolute discretion think fit all or any of the powers of making and changing investments as are conferred on the Trustees hereby AND the Trustees shall not be responsible for the acts or defaults of any person or body to whom such delegation as aforesaid shall have been made nor for any loss arising directly or indirectly by reason of such delegation howsoever caused PROVIDED that the Trustees shall take reasonable care in selecting such advisers and continue to exercise a reasonable degree of supervision over any such advisers

(4) APPOINTMENT OF NOMINEE

The Trustees shall have power to vest any monies or assets held as part of the Trust Fund in the name of any corporate body as nominee for the Trustees and for this purpose the Trustees may enter into any agreement with such corporate body as to its fees or remuneration or by way of indemnity or otherwise

(5) RECEIPTS AND PAYMENTS

The Trustees may make such arrangements as they shall think fit for dealing with monies under the Scheme and may authorise any person to receive and give a receipt or discharge for any monies payable to the Scheme and may authorise any person to make any periodical or other payments on their behalf for the purposes of the Scheme and in particular may authorise any person or persons to draw cheques on any banking account or to endorse any cheques and may vary or revoke any such authority AND any person giving any receipt or discharge shall be sufficiently protected by the written authority of the Trustees unless such person shall have received written notice of the revocation of such authority and such authority shall remain in force notwithstanding any change in the Trustees

(6) EXECUTION OF DOCUMENTS

Where the Trustees are individual persons any documents other than deeds requiring to be executed by the Trustees may be executed by any two of the Trustees on behalf of them all in which case those Trustees shall see that such documents are executed in accordance with a resolution of the Trustees, but any person dealing with the Trustees shall not be concerned to see whether or not the Trustees have acted within the powers conferred on them hereby or in accordance with a resolution of the Trustees or otherwise validly

7. PROCEEDINGS OF THE TRUSTEES

(1) Unless a corporation or company is for the time being sole trustee hereof the following provisions shall apply

(a) SECRETARY AND MEETINGS

The Trustees may appoint a Secretary (who may be one of their number) and shall meet together for the despatch of business at such times and at such places as they may from time to time think fit but not less than once in each calendar year and notice of each meeting shall be given to each Trustee provided that the non-receipt of any notice by or the accidental omission to give the same to any one or more of the Trustees shall not invalidate any proceedings at a quorate meeting of the Trustees or any decision taken at such meeting. A meeting may be called by any one of the Trustees and shall be called by the Secretary (if appointed) at the direction of the Trustees or any one of them

(b) CHAIRMAN

The Trustees may in each year or at such other intervals as they may from time to time determine elect one of their number as Chairman of the Trustees and where such Chairman has been elected he shall take the chair at all meetings of the Trustees but if he be not present at any meeting within ten minutes of the time appointed for the same the Trustees then present shall elect one other of their number to take the chair at that meeting

(c) QUORUM

The quorum for transacting the business of the Trustees shall be two or such number as the Trustees and the Principal Employer may from time to time determine not being less than two save in relation to any matter arising under Clause 9(4) below

If a quorum is not present at any meeting of Trustees within thirty minutes of the time appointed for the same the meeting shall be dissolved. The business brought before a quorate meeting of Trustees shall be decided on a show of hands by a majority of Trustees present and voting thereon provided that if there is an equality of votes cast the chairman of the meeting shall have a second or casting vote

(d) WRITTEN RESOLUTIONS

A resolution in writing and signed by all the Trustees shall be as effective as if it had been passed at a meeting of the Trustees duly convened and held for the purpose of passing the same and such a resolution may consist of more than one document in similar form each signed by one or more of the Trustees.

(2) RECORDS

The Trustees shall keep or cause to be kept proper minutes and other written records of all proceedings and resolutions of the Trustees and shall keep or cause to be kept such written records and registers of all matters necessary for the proper working of the Scheme and proper books of account recording all receipts transfers payments and other transactions affecting the monies and assets of the Trust Fund

(3) FURTHER PROVISIONS

The Trustees may make regulations not inconsistent with the Trust Deed and Rules relating to any matter or thing concerning the administration of the Trust Fund for which no other provision has been made and may from time to time extend modify vary or supplement the same

8. GENERAL POWERS OF THE TRUSTEES

IN addition and without prejudice to the powers conferred on the Trustees hereby or by law or statute the Trustees shall have the following powers exercisable at any time or times at their absolute discretion:

(1) To borrow money in any currency on such security (if any) and on such terms and subject to such conditions as they shall in their absolute discretion think fit and may use it for any of the purposes (including that of investment) for which the Trust Fund may be used or in connection with the exercise of any power conferred on the Trustees under the Scheme and so that any interest payable in respect of any such borrowing shall be paid out of the income or capital of the Trust Fund as the Trustees shall in their absolute discretion think fit

(2) To lease mortgage exchange sell or otherwise deal with any interest in land forming part of the Trust Fund in like manner as if they were absolutely and beneficially entitled thereto.

(3) To effect any policies of insurance which in the opinion of the Trustees are suited for the sole purpose of the Scheme and to maintain (out of capital or income) surrender exchange convert exercise any option under or otherwise deal with the same as if they were absolute owners beneficially entitled but so that every annuity effected pursuant to this provision shall be with an Insurance Company.

(4) To commence carry on or defend proceedings relating in any way to the Scheme including without prejudice to the generality of the foregoing the determination of any rights of persons affected by the Scheme AND to settle compromise or submit to arbitration any such matter.

(5) To delegate by power of attorney or otherwise to any person or persons or committee (whether or not being or including a trustee hereof) all or any of the powers duties and discretions vested in them hereunder and such delegation shall be on such terms and conditions as the Trustees in their absolute discretion think fit and may include the power to sub-delegate AND the Trustees shall not be obliged to supervise the proceedings of any delegate or sub-delegate and none of the Trustees not being personally fraudulent or wilfully and knowingly in default shall be in any way responsible for any loss incurred as a result of such delegation or sub-delegation howsoever caused.

(6)

(a)	With the prior written consent of the Principal Employer whilst the Executive is in Service, to appoint at any time a Secretary or Secretaries of the Scheme and to employ such agents and staff and on such terms and conditions as to remuneration and otherwise as they think fit.

(b)	With the prior written consent of the Principal Employer whilst the Executive is in Service, to appoint on such terms as to remuneration and otherwise as they think fit an actuary auditor or other qualified professional person to carry out such duties or render such advice in relation to the Scheme as the Trustees shall from time to time see fit.

(7) Generally to do all such things and perform all such acts as they may consider necessary desirable or convenient for the protection and conservation of the Trust Fund and of the rights of persons affected by the Scheme.

9. PROVISIONS RELATING TO TRUSTEES

(1) The minimum number of Trustees of the Scheme shall if individuals be two or if a body corporate one and the maximum number of Trustees shall be seven. The Executive shall have power to appoint new or additional Trustees which Trustees’ power shall be exercisable by deed at any time or times in the Executive’s absolute discretion PROVIDED that whilst the Executive remains in Service such power shall not be exercised without the prior written consent of the Principal Employer (such consent not to be unreasonably withheld).

(2) During his life the Executive shall have power, whilst the Executive remains in Service subject to the prior written consent of the Principal Employer (such consent not to be unreasonably withheld), to remove any Trustee as a Trustee of the Scheme by written notice sent to the Trustee requiring him to relinquish his office without the need to specify a reason therefor and whether or not the Trustee concerned shall have received such notice he shall be deemed to have retired from his office on the date specified for that purpose in the notice, or if no date is specified, as from the date of the notice. The Executive during his life, the continuing Trustees and any Trustee so removed shall as soon as possible do all such acts and things and execute all such instruments and documents (if any) as may be necessary and convenient for vesting the Trust Fund in the continuing Trustees and any new Trustee or Trustees. A statement contained in any instrument to the effect that a Trustee has been removed, either under the power contained herein or any statutory power, shall be conclusive evidence of the matter stated.

(3) Any Trustee may retire from the Trusts hereof under the powers conferred by Section 39 of the Trustee Act 1925.

(4) In the event that the number of Trustees of the Scheme falls below two then (except where the sole Trustee is a Corporate Trustee) no power or discretion hereby or by law or statute conferred on the Trustees shall be exercisable other than the power of investment herein contained and the power of appointing a new additional Trustee or new or additional Trustees which last said power shall be exercised by the Trustees as soon as reasonably practicable.

(5) Any corporate body may be appointed a Trustee hereof either to act jointly with individual Trustees of the Scheme or as sole Trustee AND on appointment the corporate body shall be entitled to charge from time to time such remuneration (if any) as may from time to time be agreed in writing between the corporate body and the Principal Employer IN the event of a corporate body being appointed the provisions of PART III of the Trustee Act 1925 shall be construed so far as permitted by law as if references to a Trust Corporation were references to a corporate body acting as Trustee.

(6) Any of the Trustees or any Director or other duly authorised officer of any body corporate being a Trustee hereof or any duly authorised officer servant or agent of the Trustees may exercise or join in exercising any power or discretion hereby or by law or statute conferred on them notwithstanding that he or she as a beneficiary under the Scheme or for any other reason may have a personal or other interest in the result or manner of exercising such power or discretion

(7) Any of the Trustees or any Director or officer of a body corporate being a Trustee hereof who is or has been a Member shall be entitled to retain for himself any benefit to which he is entitled by virtue of such office and shall be entitled to retain any benefit payable to or in respect of him under the provisions of the Scheme.

(8) Every discretion or power hereby conferred on the Trustees or any Director or other officer of any body corporate being a Trustee hereof shall be an absolute and uncontrolled discretion or power.

(9) In the absence of fraud or knowing and wilful breach of trust (or negligence in the case of professional trustees) on the part of the Trustee sought to be made liable

(or Director or other officer of a body corporate being a Trustee hereof sought to be made liable) no Trustee hereof nor Director or other officer as aforesaid shall be liable in any manner whatsoever for any loss or damage to or depreciation of the Trust Fund or any loss or destruction of any securities or documents of title in respect of the Trust Fund.

(10) In the absence of fraud, knowing and wilful breach of trust or professional negligence in the case of a professional trustee, no Trustee hereof whether being an individual or Corporate Trustee or Director or other officer thereof shall be liable in any manner whatsoever for:

(a)	Any actual or prospective loss to the Trust Fund in consequence of any failure or delay which may occur for any reason whatsoever in the collection of contributions due to the Trust Fund or any delay in the investment of any monies of the Trust Fund

(b)	Any loss or damage to the Trust Fund in consequence of the bona fide exercise or omission to exercise any discretion or power conferred by the Trust Deeds or the Rules

(c)	The consequences of any act or omission in accordance with the advice or opinion of any lawyer broker actuary or accountant or other professional person.

(11) Any of the Trustees who is engaged in a profession or business shall be entitled to be paid fees for work done by him or his firm (including work done which might have been done by a Trustee personally) on the same basis as if he were not one of the Trustees but employed to act on behalf of the Trustees AND in the event of a corporate body being Trustee of the Scheme any Director or any other proper officer thereof being engaged in a profession or business shall likewise be entitled to be paid fees for work done by him or his firm, and any such fees payable pursuant to this sub-Clause shall be paid out of the Trust Fund insofar as they relate to fees merely for acting as Trustee.

10. ACCOUNTS

The accounts of the Scheme shall be prepared annually by a qualified professional person who shall have access to all books papers vouchers accounts and documents connected with the Scheme. The accounts of the Scheme shall be in such form as the Trustees shall from time to time decide and need not be audited.

11. ADMINISTRATION EXPENSES

(1) The costs of establishing the Scheme shall be met by the Principal Employer

(2) The costs of managing and administering the Scheme (other than in relation to the making and changing of investments which shall be payable out of the Trust Fund) shall be met by the Principal Employer whilst the Executive is in Service and after he has left Service shall be paid out of the Trust Fund.

(3) The Trustees may pay out of the Trust Fund any expenses not recovered from the Principal Employer.

12. ALTERATIONS

The Trustees may with the consent of the Principal Employer (unless the Principal Employer has ceased permanently to carry on business and no new undertaking succeeds to the office of Principal Employer in accordance with Clause 13 below, in which case it shall be unnecessary to obtain the same) at any time and from time to time alter, extend or replace all or any of the provisions of the Trust Deeds and the Rules PROVIDED THAT:

(1) Any such alteration, extension or replacement if to the Trust Deeds shall be effected by Deed to which the Principal Employer and the Trustees are parties and if to the Rules shall be effected by Deed or in writing under the hand of the Trustees and the Principal Employer and such alteration, extension or replacement may be expressed to be effective from a date earlier or later than the date of the instrument effecting the same.

(2) No such alteration, extension or replacement shall vary the sole purpose of the Scheme as set out in Clause 3 of the Trust Deed

(3) No amendment shall operate so as to reduce the value of Member’s Credit immediately prior to the effective date of alteration

13. CHANGE OF PRINCIPAL EMPLOYER

(1) Where the Principal Employer transfers its engagements and undertakings to any other company or body or is reconstructed or amalgamated and the new undertaking becomes entitled and obliged under the provisions of any agreement Court Order or howsoever to exercise the powers and discretions and to discharge the obligations of the Principal Employer under the Trust Deeds and the Rules then (unless the Scheme shall have been closed as provided for in this Deed) the new undertaking shall be substituted as the Principal Employer for all purposes in connection with the Scheme upon entering into a Deed of Substitution to that effect and the former Principal Employer shall thereupon be released and discharged from its duties and obligations under the Trust Deeds and the Rules

(2) Where another Employer (“the Other Employer”) desires to exercise the powers and discretions and to discharge the obligations of the Principal Employer under the Trust Deeds and the Rules and subject to the prior written agreement of the then Principal Employer and the Trustees the Other Employer shall be substituted as the Principal Employer for all purposes in connection with the Scheme upon the Principal Employer the Other Employer and the Trustees entering into a Deed to that effect and the former Principal Employer shall thereupon be released and discharged from its duties and obligations under the Trust Deeds and the Rules as Principal Employer

14. CLOSURE - EVENTS AND EFFECTS

(1) CLOSING EVENTS

On the happening of any one or more of the following and subject to sub-clause (2) below the Trustees shall wind up the Scheme:

(a)	On the expiry of written notice given by the Principal Employer in writing under Rule 3(4) of the Rules terminating its liability to pay contributions

(b)	The Principal Employer fails to pay to the Trustees any expenses within thirty days of a written demand therefor by the Trustees or fails to remedy any breach of any of its other obligations under the Trust Deed within thirty days of receipt of written notice from the Trustees of such breach or in either case within such longer period as the Trustees may allow

(c)	The Principal Employer ceases permanently to carry on business on account of liquidation or otherwise and no new undertaking succeeds to the office of Principal Employer under the provisions of Clause 13 above.

(d)	The perpetuity period referred to in Clause 18 below expires

(e)	The Trustees resolve to terminate the Scheme

(2) EFFECT OF CLOSING EVENTS

On the happening of any one or more of the events referred to in sub-clause (1) immediately above, and with the prior written consent of the Executive, the Trustees may in their absolute discretion and by unanimous decision take any of the following steps:

(a)	Except in the event of the expiry of the perpetuity period, waive irrevocably the right to wind up the Scheme or postpone the winding up of the Scheme for such period as they think fit (but not beyond the perpetuity period specified in Clause 18 below) AND during any such period of postponement the Scheme shall otherwise continue in accordance with the provisions of this Deed and the Rules SAVE that if event (1)(c) above has occurred the administrative expenses shall be payable out of the Trust Fund

(b)	Transfer the whole or part of the Trust Fund in accordance with Rule 9 of the Rules

(c)	Generally to make such arrangements and agreements relating to the Scheme and to that end to exercise the power of alteration contained in Cause 12 above so far as necessary as the Trustees shall in their absolute discretion think fit

15. CLOSURE-PRIORITY

(1) On the winding up of the Scheme the Trustees shall give written notice to the Executive of the Scheme and shall apply the Trust Fund in meeting or reserving for all fees costs and charges or expenses of or incidental to the administration and management and winding up of the Scheme which in the opinion of the Trustees may not be recoverable from the Principal Employer and in paying or reserving for any tax for which the Trustees may be liable or accountable and in paying any benefits payable in accordance with Rule 7 (lump sum death benefits) in the event of the Executive having died prior to the date of winding up of the Scheme (hereinafter called “the Closure Date”) and SUBJECT thereto the Trustees shall apply the Trust Fund by paying a sum equal to the Member’s Credit to or for the benefit of the Executive or his dependents in such manner as the Trustees in their absolute discretion think fit PROVIDED ALWAYS THAT no actual payment shall be made to the Executive until such time as he ceases both to be in Service and under the terms of the Rules he could, on leaving service, have requested immediate payment of the Member’s Credit. Alternatively, the Trustees may apply the Member’s Credit in whole or in part and so far as appropriate by purchasing Paid-Up Policies or effecting Transfer Payments in accordance with Rule 9

(2) The determination of the Trustees as regards the allocation and application of the Fund shall be absolute and final and the Executive and any other person in respect of the Executive shall accept the amount (if any) which shall be allotted to or in respect of him as aforesaid in full discharge of all claims in respect of the Scheme and shall have no further claim whatsoever in respect of any rights to benefit under the Scheme or otherwise

16. CONTRACTS OF EMPLOYMENT

(1) Nothing in this Deed shall in any way restrict the right of the Principal Employer to terminate the employment of the Executive, and further, if the Executive ceases to be employed by the Principal Employer for any reason he shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or benefit to compensate him for the loss of any rights or benefits he has accrued or would have accrued under the Scheme had his employment continued

(2) Nothing in this Deed shall be construed as imposing on the Principal Employer a contractual obligation as between Principal Employer and the Executive to contribute or to continue to contribute to the Trust Fund

17. DISPUTES

Any dispute as to the operation or construction of the Trust Deeds or the Rules shall be determined by the Trustees and such determination shall be conclusive and binding as far as the law may allow on the Trustees. The Principal Employer and all persons with an interest in the Scheme whether vested or contingent and no person whomsoever shall be liable for the consequences of any act or omission done or omitted to be done in pursuance of any such determination notwithstanding that the same shall subsequently be held to have been wrongly made

18. PERPETUITY

The trusts hereof shall not in any event continue beyond the expiration of eighty years from the date of this Deed (or such longer period as may be lawful by reason of the Scheme qualifying or continuing to qualify for exemption from the operation of the rules of law relating to perpetuities) and at the end of such period the trusts of the Scheme shall determine and the Scheme wound up in accordance with the provisions of the Trust Deeds

19. EMPLOYERS’ POWERS

The powers and discretions vested in the Principal Employer under the Trust Deeds and the Rules (including powers to give or withhold consent) shall be exercisable by the Principal Employer without the need to consider any interests other than its own and shall not be construed as fiduciary powers

20. GOVERNING LAW

The Trust Deeds and the Rules shall in all respects be governed by and interpreted according to the laws of England

21. STATUS OF SCHEME

The Principal Employer and the Trustees shall amend the Trust Deed and the Rules with effect from the Commencement Date insofar as it may be necessary to do so to ensure that the Scheme is a Retirement Benefits Scheme solely for the provision of Relevant Benefits

IN WITNESS whereof the parties hereto have executed this instrument as their Deed the date first before written

THE COMMON SEAL of	)
DOLBY LABORATORIES INC. was	)
hereunto affixed in the presence of:-)

SIGNED and DELIVERED as his	)
Deed by the said DAVID KENNETH	)	/s/ DAVID WATTS
WATTS in the presence of	)

Witness:		/s/ JOHN CHARLES BLUNDEN
Name:		John Charles Blunden
Address:		51 Priory Road
Kew Richmond
Surrey TW9 3DQ
Occupation:		Production Director

SIGNED and DELIVERED as her	)
Deed by the said CHRISTINE	)	/s/ CHRISTINE WATTS
MARGARET WATTS in the presence of:	)

Witness:		/s/ JOHN CHARLES BLUNDEN
Name:		John Charles Blunden
Address:		51 Priory Road
Kew Richmond
Surrey TW9 3DQ
Occupation:		Production Director

RULES

of

THE WATTS FUNDED UNAPPROVED PENSION SCHEME

INDEX

Rule No.	Clause	Page
1	INTERPRETATION AND CONSTRUCTION: DEFINITIONS	17
2	MEMBERSHIP	21
3	CONTRIBUTIONS	21
4	RELEVANT BENEFITS ON RETIREMENT	22
5	WITHDRAWAL OF EXECUTIVE	22
6	RETIREMENT AFTER NORMAL RETIREMENT DATE	23
7	DEATH BENEFITS	23
8	LUMP SUM GUARANTEE	24
9	MAKING OF TRANSFERS	25
10	ACCEPTANCE OF TRANSFERS	25
11	GENERAL PROVISIONS (Incapacity, notices, information, tax and national insurance, payment of Relevant Benefits, non-assignment)	25

RULES OF THE WATTS FUNDED

UNAPPROVED RETIREMENT BENEFITS SCHEME

1. INTERPRETATION AND CONSTRUCTION: DEFINITIONS

(1) In these Rules except where they expressly provide otherwise words importing the masculine gender except “man” “male” “husband” or “widower” shall be construed as including the feminine and words importing the feminine gender except “woman” “female” “wife” or “widow” shall be construed as including the masculine

(2) The Interpretation Act 1978 shall apply to the Trust Deeds and the Rules as it does to an Act of Parliament

(3) Any reference in the Trust Deeds and the Rules to any enactment is a reference to that enactment as for the time being amended or re-enacted

(4) The headings in the Trust Deeds and the Rules are for convenience only and shall not be used as an aid to the construction of these provisions

(5) General Definitions:

“1988 Taxes Act”	means the Income and Corporation Taxes Act 1988

“1993 Act”	means the Pension Schemes Act 1993

“Announcement”	means the announcement issued by the Principal Employer to the Executive entitling him to become a Member of the Scheme

“Beneficiary”	means a person or persons having an actual vested right to receive an immediate or deferred benefit from the Scheme and includes a personal representative of a deceased Member or deceased Beneficiary

“Commencement Date”	means the date of the Trust Deed

“Employer”	means the Principal Employer

“Employee”	means a permanent employee of the Employer (including a salaried Director), provided that the individual’s contract of employment or service agreement with the Employer stipulates that he must work for at least 1000 hours per annum for the Employer

“Executive”	means David Kenneth Watts

“Incapacity”	means physical or mental deterioration which in the opinion of the Trustees prevents the Member following his normal employment or which seriously impairs his earning capacity

“Insurance Company”	means any Insurance Company to which Part II of the Insurance Companies Act 1982 applies and which is authorised by or under Section 3 or 4 of that Act to carry on ordinary long term business as defined in the Act

“Member’s Life Assurance Benefit”	means the amount of the proceeds of any insurance policy effected by the Trustees in relation to the Member

“Member”	means an Employee or former Employee who is a member of the Scheme and who has not ceased to be a member in accordance with any of the provisions hereof

“Member’s Credit”	means in respect of the Executive at any date such amount as represents the Executive’s interest in the Trust Fund having regard to:

(a)    the value of the total contributions paid by the Executive and by the Employer in respect of the Executive to the Scheme (taking into account any increase or decrease in the value of such contributions)

(b) any payments or provision for payments already made in respect of benefits for and in respect of the Executive under the Scheme

(c) the expenses of the Scheme including any tax or other amounts which the Trustees may be liable to pay

“Normal Retirement Date”	means age 65

“Paid Up Policy”	means a policy purchased from one or more Insurance Companies or other body authorised by Pension Legislation

“Past Member”	means a former Member

“Pensioner”	means any person to whom a pension is immediately payable in accordance with the Rules

“Pension Legislation”	means the provisions of Statute (and Regulations made thereunder) from time to time relating to Retirement Benefits Schemes, Paid Up Policies and Personal Pension Schemes including (without prejudice to the generality of the foregoing) the enactments and Regulations made thereunder referred to in Rule 1(5) above

“Preservation Legislation”	means that part of the 1993 Act and all Regulations from time to time in force pursuant thereto relating to preservation

“Principal Employer”	means Dolby Laboratories Inc. or any successor thereto becoming entitled by virtue of Clause 13 of the Trust Deed to exercise the rights and powers and liable to discharge the obligations of the Principal Employer under the Trust Deeds and the Rules

“Relevant Benefits” and “Retirement Benefits Scheme”	have the meanings respectively assigned to them in the 1988 Taxes Act

“Service”	means employment as an Employee with the Principal Employer or any Participating Employer

“Scheme”	means The Watts Funded Unapproved Retirement Benefits Scheme

“Scheme Year”	means the 12 month period beginning on 1 October and ending on 30 September in each year save that the first Scheme year shall commence on the Commencement Date and end on the next following 30 September:

“Specified Class”	means in relation to the Executive:

(1) the Executive’s spouse or any of the Executive’s or such spouse’s ancestors or descendants (however remote) or the spouse of any such ancestor or descendant or any former spouse of the deceased

(2) any of the Executive’s brothers or sisters uncles or aunts (whether of the whole or half blood) or any spouse or descendant of any such person

(3) any individual or individuals whose name and particulars have been notified in writing to the Trustees in the prescribed form by the Executive as being a person whom the Executive wishes the Trustees to consider as a possible recipient of any benefit payable on the Executive’s death

(4) any trustees (as trustees) of any settlement or trust made by the Executive during his life where during his lifetime the Executive has expressed the wish in writing to the Trustees that they should consider the beneficiaries of such trust as possible recipients of any benefit on the Executive’s death

(5) any other person or persons who in the opinion of the Trustees was wholly or partly financially dependant on the Executive or for whose maintenance and support the Executive was liable immediately before his death

For the purpose of paragraphs (1) - (5) above a relationship acquired by process of legal adoption shall be as valid as a blood relationship and stepchild shall be deemed to be a descendant

“Surviving Spouse”	means the person to whom the deceased was married at the date of his death

“Surviving Spouse’s Pension”	means a pension payable by the Scheme to a Surviving Spouse

“Transferor Scheme”	means any other Retirement Benefits Scheme or policy from which a Transfer Payment is paid

“Transferee Scheme”	means any other Retirement Benefits Scheme or policy to which a Transfer Payment may be paid

“Transfer Payment”	means as the context requires a payment of cash or assets made to the Trustees by the Administrator or other authorised person of a Transferor Scheme in respect of a Transferring Member or a payment made by the Trustees to the Administrator or other authorised person of a Transferee Scheme in respect of a Past Member

“Transferring Member”	means a Member in respect of whom a Transfer Payment has been or is to be received by the Trustees from the Transferor Scheme

(6) The expressions “the Rules” “the Trust Deeds” “the Trust Fund” and “the Trustees” shall bear the meaning respectively ascribed to them in the Trust Deed

2. MEMBERSHIP

(1) The Principal Employer may invite the Executive to join the Scheme on the terms contained in the Announcement PROVIDING the Executive is an Employee of the Principal Employer on the Commencement Date

(2) Whether or not he shall remain a Beneficiary a Member shall cease to be a Member if he shall cease to be an Employee

3. CONTRIBUTIONS

(1) Subject to the provisions of Clause 3(4) below, during the Executive’s Service prior to Normal Retirement Date the Principal Employer shall pay out of its own monies to the Trustees contributions of such amounts and at such time or times as it shall in its sole and absolute discretion think fit in accordance with the terms and conditions of the Announcement. Any contributions paid shall be paid to the Trustees or as they may direct and at such times as may be agreed by the Trustees

(2) The Trustees may accept donations or bequests as part of the Trust Fund

(3) The Principal Employer may, in addition to the above contributions, at any time and from time to time pay any single or periodical sum or sums into the Trust Fund by way of special contribution PROVIDED ALWAYS that the Scheme remains a Retirement Benefits Scheme for the provision of Relevant Benefits for or in respect of the Executive

(4) At any time or times the Principal Employer may terminate its contributions to the Scheme by written notice to that effect to the Trustees and on the expiration of such notice all liability (if any) of the Principal Employer to contribute to the Scheme shall cease but without prejudice to the Principal Employer’s liability to pay contributions (if any) which have fallen due for payment prior to the expiry of such notice.

4. RELEVANT BENEFITS AT NORMAL RETIREMENT DATE

(1) On retirement from Service at Normal Retirement Date the Executive shall be entitled to any one or more of the following Relevant Benefits

(a)	a lump sum benefit

(b)	an annual pension payable for the remainder of his life

(c)	a lump sum guarantee on death in retirement

(d)	dependants’ pensions payable on his death after Retirement

(e)	any other pension or benefit which constitutes Relevant Benefits for or in respect of the Executive

The benefits described above shall in aggregate be of such amounts as assets equal in value to the Member’s Credit will provide as determined by the Actuary.

(2) The assets equal in value to the Member’s Credit as determined under sub-Rule (1) above shall be applied in providing all or such one or more of the Relevant Benefits referred to in Rule 4(1) above as the Executive shall choose by notice in writing to the Trustees or in the absence of such selection as the Trustees shall decide

(3) At the request of the Executive the Trustees may defer the application of the whole or part of the Member’s Credit to the intent that all or the relevant part of the Relevant Benefits referred to in Rule 4(1) above shall be provided at a date or dates later than the Executive’s Normal Retirement Date

(4) For the avoidance of doubt any allocation of assets described in this Rule or elsewhere in the provisions of the Scheme is for benefit calculation purposes only. No Beneficiary is entitled to any specific assets comprised in the Trust Fund and his entitlement lies against the Trust Fund as a whole

5. WITHDRAWAL OF EXECUTIVE PRIOR TO NORMAL RETIREMENT DATE

If the Executive leaves the Service of the Employer or otherwise ceases to be a Member of the Scheme whether voluntarily or involuntarily before Normal Retirement Date and otherwise on death he shall be entitled to the following withdrawal benefits:

(1) Assets equivalent in value to his Member’s Credit shall continue to be held as part of the Trust Fund and on the Executive’s Normal Retirement Date shall be applied by the Trustees in providing Relevant Benefits for the Executive in accordance with Rule 4 above PROVIDED that at any time prior to his Normal Retirement Date but on or after age 50, or at any time prior to Normal Retirement Date in the event of the Executive’s Incapacity, the Executive may elect by notice in writing to the Trustees to have assets equivalent to the value of his Member’s Credit so applied or may prior to his Normal Retirement Date elect by notice in writing to the Trustees to have assets equivalent to the value of his Member’s Credit so applied after his Normal Retirement Date at a date (or dates) after his Normal Retirement Date as specified by the Executive in his written election

(2) Where Relevant Benefits fall to be provided under sub-Rule (1) above the Executive may at any time prior to the Relevant Benefits coming into payment and if so permitted by Pension Legislation (and in particular by Preservation Legislation), and by the Trustees, elect for the actual assets representing the Relevant Benefits to be paid or transferred to the Executive or at his direction or for a Transfer Payment to be paid in respect of him in accordance with the provisions of Rule 9 below

(3) The amount of the Member’s Credit shall be adjusted between the date of the Executive leaving Service and the date of his benefit commencing to be paid insofar as any adjustment is necessary to comply with the revaluation provisions for money purchase benefits contained in Pension Legislation

6. RETIREMENT AFTER NORMAL RETIREMENT DATE

If the Executive remains in Service after Normal Retirement Date then on subsequently ceasing to be in Service the Executive may by notice in writing to the Trustees require assets to the value of his Member’s Credit to be applied in providing Relevant Benefits for the Executive in accordance with Rule 4 above

7. DEATH BENEFITS

(1) LUMP SUM

(a)	If the Executive shall die prior to receiving all of his benefits under the Scheme there shall be payable under the Scheme an amount equal to the aggregate value of the Member’s Life Assurance Benefit (if any) and the Member’s Credit AND the Trustees shall pay such amount to or for the benefit of (either outright or by way of settlement in accordance with paragraph (b) below) any one or more of the Specified Class in such shares and proportions as the Trustees shall in their absolute discretion think fit

(b)	Without prejudice to the generality of the foregoing the Trustees may appoint that the lump sum death benefit under paragraph (a) above or any part thereof be held on trust for such one or more of the Specified Class with such powers of advancement benefit and otherwise in favour of one or more of them and with such administrative and other powers and discretions including conferring power on themselves (or on others who may become trustees under paragraph (c) below (“Special Trustees”)) to charge for their services and generally in such manner in all respects as the Trustees shall by deed at anytime during the period of two years following the deceased’s death appoint but not so as infringe the rule against perpetuities AND any trust so appointed may be mandatory protective or discretionary and may whether vested or contingent and whether in possession or in reversion and any discretionary trust or power may by such appointment be conferred on any person or persons (not limited to the Trustees) and any trust or power so conferred may authorise the delegation of any discretion or power AND the costs of making any such appointment shall be paid out of the amount available to be held on such trusts

(c)	In connection with any trusts appointed under paragraph (b) above the Trustees, instead of themselves continuing to be the trustees of the appointed funds, may at any time or times pay or transfer the whole or any part or parts of such funds to other persons (“the Special Trustees”) to hold such funds on the appointed trusts and to act as trustees thereof and on the same occurring the Trustees shall be discharged from the trusts of all the funds or the part or parts so transferred and shall no longer be concerned as to their application or use

(2) SPOUSE/DEPENDANTS PENSION

As an alternative to a lamp sum benefit under sub-Rule (1) above the Trustees may, or shall if the Executive shall have so requested during his lifetime, apply all or part of the aggregate value of the Member’s Life Assurance Benefit (if any) and the Member’s Credit in providing a pension or pensions for the Executive’s Surviving Spouse or other Dependants payable in accordance with the provisions of Rule 11(5) below and the amount required to provide any such Surviving Spouse or other Dependants pension shall be deducted from the amount of the lump sum payable under sub-Rule (1) above

8. LUMP SUM GUARANTEE

If the Executive dies within sixty months of the commencement of any pension under the Scheme having chosen a lump sum guarantee on death in retirement as part of his Retirement Benefits there shall be payable under the Scheme a lump sum equal to the amount of the further instalments of pension which would have been paid if the Executive had survived the said sixty months and died immediately thereafter, and such lump sum shall be payable by the Trustees in accordance with Rule 7(1) above as if it was a lump sum arising under that sub-Rule

9. MAKING OF TRANSFERS

(1) If the Executive ceases to be a Member (otherwise than on death) prior to Normal Retirement Date and at the date of leaving has accrued rights to benefit under the Scheme the Executive shall be entitled to have a sum equal to the Member’s Credit paid to a Transferee Scheme as a Transfer Payment

EXPRESS DISCHARGE

(2) Without prejudice to any statutory discharge but in addition thereto a Member in respect of whom a Transfer Payment is made pursuant to the above provisions shall not be entitled to any other benefit under the Scheme except insofar as the Trustees and the Member shall otherwise agree and the receipt of the Administrator or manager of the Transferee Scheme or of his Insurance Company or Insurance Companies concerned shall be a complete discharge to the Trustees and the Trustees shall be under no further obligation to the Member or to any other person or persons in consequence of the Member’s membership of the Scheme and the Trustees shall be entitled to request the Member his spouse and children over 18 years to complete a form of discharge and indemnity in favour of the Trustees in such form as the Trustees shall from time to time prescribe

10. ACCEPTANCE OF TRANSFERS

The Trustees may accept for inclusion in the Trust Fund a Transfer Payment in respect of the whole or part of a Member’s interest in a Transferor Scheme

11. GENERAL PROVISIONS

(1) INCAPACITY (DISCRETION OF TRUSTEES)

Whenever a Beneficiary is permitted or required by the Rules to choose between two or more alternative forms of benefit available to him from the Scheme but is unable to make such election by reason of mental or physical incapacity then without prejudice to the other provisions of these Rules the Trustees may make such election on his behalf and the Beneficiary shall be bound thereby except to the extent that the Trustees and the Beneficiary may subsequently agree to alter the same

(2) NOTICES

Whenever the Trustees are expressly or impliedly required by the Trust Deeds or the Rules to give any notice to a Member or Beneficiary it shall be sufficient to send any such notice by pre-paid post to the last know address of the person concerned and no such notice need be given to any person who is reasonably believed by the Trustees to have left such last known address

(3) INFORMATION

(a)	The Trustees may at any time require the Employer and any Member or any Beneficiary to furnish such information and evidence as they may from time to time think relevant for the purposes of the Scheme and they may institute a system for establishing proof of identity and continued survival of any person entitled to receive any benefits therefrom. If any Beneficiary fails to furnish any information or evidence required from him by the Trustees the Trustees may withhold payment of all or any benefits due to him until such information or evidence is furnished to their satisfaction

(b)	The Trustees may without further enquiry accept and act on any information supplied by the Employers concerning the personal circumstances of any person entitled to benefit under the Rules or concerning any other matter relating to the administration of the Scheme and in the absence of any information from the Employers to the contrary may without further enquiry accept and act on a statement by any person entitled to benefit under the Rules as to the nature of his relationship to other persons

(4) PROVISIONS RELATING TO TAX and NATIONAL INSURANCE

(a)	Whenever the Trustees are responsible for the payment of any national insurance contributions, or any tax on the income or gains of the Trust Fund, or in respect of any payments made by them out of the Trust Fund, from the Trust Fund the Trustees shall be entitled to deduct and pay the same from the Trust Fund

(b)	The Trustees shall indemnify the Principal Employer in respect of any national insurance contribution payable by the Principal Employer in respect of any payments by the Trustee out of the Trust Fund to or in respect of the Executive

(5) PROVISIONS RELATING TO PAYMENT OF RELEVANT BENEFITS

Unless otherwise provided by these Rules:

(a)	A pension shall be payable for the life of the recipient

(b)	All pensions shall accrue from day to day but shall be paid up at the end of the month in which the entitlement to each such pension shall cease

(c)	All pensions shall be payable in advance for the period from the date of commencement thereof until the end of the month then current and monthly in advance thereafter

(d)	If it appears to the Trustees that any person entitled to receive payment of any lump sum or pension is unable on account of physical or mental disability to make proper arrangements for the administration of his own affairs the Trustees may in their absolute discretion make such arrangements in regard to the payment thereof as they think fit including payments to any spouse or child of the recipient for the benefit thereof or any other person having the physical care of the recipient

(e)	The Trustees may pay a pension directly out of the Scheme or may secure the same with an Insurance Company. In the event of the Trustees deciding to secure the same, the Executive may select the Insurance Company concerned

(6) NON-ASSIGNMENT

(a)	The benefits provided for under the Scheme shall be incapable of alienation and accordingly any attempt to anticipate alienate assign charge or pledge any of such benefits shall be void and of no effect

(b)	If any Member or other person who for the time being may be entitled or contingently entitled to any pension or other benefit under the Scheme shall assign or charge or attempt to assign or charge the same or any part thereof in any manner whatever or becomes bankrupt or enters into any composition or arrangement with his creditors or if any execution be levied or attempted to be levied by way of the appointment of a receiver of any such benefit or any part thereof or any other event shall happen or have happened whereby such Member or other person would be deprived of the right to receive any particular benefit or any part thereof under the Scheme then as from the happening of any such event the rights of such Member or other person to receive such benefit or the relevant part thereof under the Scheme shall terminate and thereafter the relevant pension or other benefit or part thereof may be applied by the Trustees for the maintenance personal support or benefit of all or any of such Member and his Dependants in such shares if more than one and in such manner as the Trustees shall in their absolute discretion determine PROVIDED THAT:-

1.	no payment shall be made to any assignee or purported assignee by virtue of any such event;

2.	no such termination shall affect the payment or amount of any other pension or benefit under the Scheme and in relation thereto shall be deemed not to have occurred;

3.	the Trustees shall not be under any liability whatsoever in respect of any payments made to any Member or other person before the Trustees have received notice of such relevant event